As filed with the U.S. Securities and Exchange Commission on January 25, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HUDSON EXECUTIVE INVESTMENT CORP. II

(Exact name of registrant as specified in its charter)

Delaware	6770	85-2658967
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

570 Lexington Avenue, 35th Floor

New York, NY 10022

(212) 521-8495

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas G. Bergeron

Chief Executive Officer

570 Lexington Avenue, 35th Floor

New York, NY 10022

(212) 521-8495

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rod Miller, Esq. Milbank LLP 55 Hudson Yards New York, New York 10001 Tel: (212) 530-5022	Christian Nagler Jennifer Lee Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ (File No. 333-251848)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-fourth of one redeemable warrant(2)	2,875,000 Units	$10.00	$28,750,000	$3,136.63
Shares of Class A common stock included as part of the units(3)	2,875,000 Shares	—	—	— (4)
Redeemable warrants included as part of the units(3)	718,750 Warrants	—	—	— (4)
Total			$28,750,000	$3,136.63(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Includes 375,000 units, consisting of 375,000 shares of Class A common stock and 93,750 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $230,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-251848), which was declared effective by the Securities and Exchange Commission on January 25, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $28,750,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed with respect to the registration of 2,875,000 additional units, each consisting of one share of Class A common stock, $0.0001 par value per share, and one-fourth of one redeemable warrant of Hudson Executive Investment Corp. II, a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-251848) (the “Prior Registration Statement”), initially filed by the Registrant on December 31, 2020 and declared effective by the U.S. Securities and Exchange Commission on January 25, 2021. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of January 26, 2021), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than January 26, 2021.

PART II

INFORMATION NOT REQUIRED IN

PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a)

Exhibits. All exhibits filed with or incorporated by reference in the Prior Registration Statement on Form S-1 (SEC File No. 333-251848) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Milbank LLP.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Milbank LLP (included on Exhibit 5.1).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, NY, on the 25th day of January, 2021.

HUDSON EXECUTIVE INVESTMENT CORP. II

By:	/s/ Douglas G. Bergeron
Douglas G. Bergeron
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Douglas G. Bergeron	Chief Executive Officer and Director	January 25, 2021
Douglas G. Bergeron	(Principal Executive Officer)

/s/ Jonathan Dobres	Chief Financial Officer	January 25, 2021
Jonathan Dobres	(Principal Financial and Accounting Officer)

/s/ Douglas L. Braunstein	President, Chairman and Director	January 25, 2021
Douglas L. Braunstein

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